Exhibit 99(b)      Hechinger Company and Subsidiaries
                      Consolidated Balance Sheets
                    (in thousands except share data)




                                                      (unaudited)
                                                     Apr. 30, 1994           Jan. 29, 1994
                                                     -------------           -------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                  $48,794                 $19,675
Marketable securities at fair value                        119,188                 150,989
Merchandise inventories                                    489,590                 400,366
Other current assets                                        57,074                  50,200
                                                     -------------           -------------
TOTAL CURRENT ASSETS                                       714,646                 621,230

PROPERTY, FURNITURE and EQUIPMENT, net                     507,419                 482,503


COST IN EXCESS OF NET ASSETS ACQUIRED, net                  56,679                  57,098

LEASEHOLD ACQUISITION COSTS, net                            54,243                  54,812

OTHER ASSETS                                                11,717                  13,599





                                                     -------------           -------------
TOTAL ASSETS                                            $1,344,704              $1,229,242
                                                     =============           =============


                                                       (unaudited)
                                                     Apr. 30, 1994           Jan. 29, 1994
                                                  ----------------          --------------
LIABILITIES and STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                     $400,714                $291,182
Income taxes payable                                           983                       -
Current portion of long-term debt
  and capital lease obligations                              3,129                   3,068
                                                     -------------           -------------
TOTAL CURRENT LIABILITIES                                  404,826                 294,250


LONG-TERM DEBT                                             386,023                 386,116
CAPITAL LEASE OBLIGATIONS                                   21,157                  21,757
DEFERRED RENT                                               28,021                  28,493
DEFERRED INCOME TAXES                                        5,804                   4,759


STOCKHOLDERS' EQUITY
Class A common stock, $.10 par value;
  authorized 50,000,000 shares; issued
  29,801,398 and 28,812,090                                  2,980                   2,881
Class B common stock, $.10 par value;
  authorized 30,000,000 shares; issued
  12,427,587 and 13,312,356                                  1,243                   1,331
Additional paid-in capital                                 237,274                 236,543
Retained earnings                                          259,777                 256,836
Unearned compensation                                       (2,051)                 (2,201)
Less treasury stock at cost, 6,706
  and 92,769
  Class A common shares and
    14,497 and 14,497
  Class B common shares                                       (350)                 (1,523)
                                                     -------------           -------------
TOTAL STOCKHOLDERS' EQUITY                                 498,873                 493,867
                                                     -------------           -------------
TOTAL LIABILITIES and STOCKHOLDERS'
  EQUITY                                                $1,344,704              $1,229,242
                                                     =============           =============



See notes to consolidated financial statements.



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